UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2007

AMBIENT CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 CHAPEL STREET, NEWTON, MASSACHUSETTS, 02458
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 31, 2007, Ambient Corporation (the “Company”) entered into the Securities Purchase Agreement (the "Securities Purchase Agreement") with Vicis Capital Master Fund (the "Purchaser") pursuant to which the Purchaser purchased the Company’s Senior Secured Convertible Promissory Note in the form attached hereto as Exhibit 4.1 (the "Note") in aggregate principal amount of $7,500,000. The Purchaser advanced to the Company the principal amount of the Note less the principal and accrued interest owing on the short-term loan in the principal amount of $4 million that was advanced by the Purchaser to the Company in June 2007, the materials terms of which were disclosed in the Company’s Current Report on Form 8-K that was filed on June 4, 2007, and certain expenses.

The Company and the Purchaser agreed that the Company can consummate additional investments in an aggregate amount of up to $5 million on terms substantially similar to the terms contained in the agreements with the Purchaser on or before December 28, 2007 (the “Additional Notes and Warrants”). Any additional investment in the Company is subject to the Company obtaining the requisite consent of its stockholders to an amendment to its Certificate of Incorporation to increase the authorized share of Common Stock that the Company is authorized to issue from time to time. The Company intends to take all action necessary to hold a special meeting of the stockholders for that purpose. No assurance can be given that the Company will be able to increase its authorized Common Stock availability or obtain additional funds.

In connection with the transaction, the Company has also entered into a Security Agreement, dated as of July 31, 2007, with the Purchaser (the "Security Agreement"), pursuant to which payment of amounts under the Note is secured by the assets of the Company.

The Note has a term of three years and comes fully due on July 31, 2010.  Interest on the outstanding principal amount of the Note begins to accrue on the first anniversary of issuance at a per annum rate of 8%, payable quarterly beginning September 30, 2008. At the option of the Company, interest payments on the Note are payable either in cash or in registered shares of common stock, par value $0.001 (the “Common Stock”), subject to certain conditions as specified in the Notes. In the event that interest is paid in Common Stock, the shares of Common Stock will be valued at 90% of the volume weighted average price for the 10 trading days preceding the date of payment.  The outstanding principal amount of the Note is convertible at the option of the holder at any time and from time to time into shares of Common Stock at a conversion price of $0.075 per share of common stock, or initially 100,000,000 shares of Common Stock, subject to certain adjustments. In the event that the Company issues Common Stock in an equity financing at a price less than the then conversion price, the conversion price shall be immediately adjusted to the price at which such Common Stock was issued, subject to certain exempt issuances.  The Securities Purchase Agreement contain customary events of default and affirmative and negative covenants for transactions of this nature.  Upon an event of default, the outstanding principal of the Note plus all accrued and unpaid interest shall become immediately due and payable.

Under certain conditions, the Company is entitled to require the Note holder to convert all or a part of the outstanding principal amount of the Notes. If the closing sale price of the Company's Common Stock as quoted on the OTC Bulletin Board is more than $0.375 (which amount may be adjusted for certain capital events, such as stock splits) on each of fifteen consecutive trading days, then, subject to the conditions specified below, within five trading days after the last day in such period, the Company may, at its option (exercised by written notice to the holders of the Notes), require investors to convert all or any part of their Notes  on or before a specified date. Conversion on the date specified shall be at the conversion price then in effect. The Note holder may continue to convert its note after the Company gives such notice. This right is available only if, on the date the Company gives notice of mandatory conversion and on each trading day thereafter through and including the date of mandatory conversion specified in the original notice from the Company, the Registration Statement (as defined below) is effective.

The Note is redeemable at 110% of the principal and accrued interest in the event of certain change of control transactions, and is redeemable at 120% of the principal and accrued interest in the event of certain other triggering events, including (without limitation) events of default and certain other events that would impact the Holder’s ability to publicly re-sell the Common Stock issuable upon conversion of the Notes.

The Purchaser is entitled to designate one member to the Company’s Board of directors. The Purchaser’s designee will be nominated as a director at the Company’s 2008 annual meeting of the stockholders and thereafter at each subsequent annual meeting until such time as the Purchaser’s fully diluted ownership of the Company falls below 10%. Until the 2008 annual meeting, the Purchaser is entitled to designate an observer to observe meetings of the Company’s board of directors. If the Company increases the size of its board, which is currently fixed at five members, then the Purchaser will be entitled to designate such number of directors as shall correspond to its fully diluted ownership of the Company.

Pursuant to the Securities Purchase Agreement, the Company is also issuing Common Stock Purchase Warrants to the Purchaser. The Common Stock Purchase Warrants (the "Warrants") are exercisable from the earlier of the (i) first anniversary of issuance and (ii) the effectiveness of the Registration statement through July 31, 2012 to purchase initially up to 150,000,000 shares of Common Stock (the "Share Amount"), of which warrants for 50,000,000 shares are at an exercise price of $0.06 per share and warrants for 100,000,000 shares are at an exercise price of $0.075 (in each case the "Exercise Price"). The Warrants contain provisions to adjust the Exercise Price and the Share Amount in the event that the Company  issues Common Stock in an equity financing at a price less than the then applicable Exercise Price, in which case (i) the Exercise Price shall be reduced to the price at which such Common Stock was issued and (ii) the Share Amount shall be increased such that the aggregate Exercise Price payable, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. The Warrants also may be exercised on a cashless basis on or after the first anniversary of their issuance if at the time of exercise there is no effective registration statement covering the shares issuable upon exercise of the Warrants.

The financing was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Pursuant to a Registration Rights Agreement dated as of July 31, 2007 (the "Registration Rights Agreement") between the Company and the Purchaser, the Company has undertaken to file, by December 28, 2007, a registration statement (the "Registration Statement") covering the Common Stock underlying the Note and the Warrants as well as the Additional Notes and Warrants (as defined above), as well as certain other securities agreed to by the parties. Under certain circumstances, the Company will be obligated to pay liquidated damages to the holders of the Note if the Registration Statement is filed late and/or is not declared effective by the Securities and Exchange Commission within the earlier of (i) five days after notice by the Securities and Exchange Commission that the registration statement my be declared effective or (ii) March 29, 2008. Similar payments will be required if the registration is subsequently suspended beyond certain agreed upon periods. In addition, for one year following the closing, the Purchaser has the right to participate in the Company’s future equity or equity-linked financings, subject to certain exempt issuances.

In connection with consummating the financing pursuant to the Securities Purchase Agreement, the Company  has paid or will pay fees to its placement agent of $570,000 and will issue warrants to its placement agents to purchase up to 15,000,000 shares of the Company's Common Stock at a per share exercise price of $0.075.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the form of Note contained in Exhibit 4.1, form of Warrant contained in Exhibit 4.2, the Registration Rights Agreement contained in Exhibit 10.1, the Securities Purchase Agreement contained in Exhibit 10.2, the Security Agreement contained in Exhibit 10.3, each of which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 8.01 OTHER EVENTS

During July 2007, the Company’s largest deployment of its BPL equipment and technology, in North Carolina, was subjected to a severe electrical storm. During the course of the storm, a surge of energy from a lightning strike destroyed one of the Company’s overhead couplers (MVOIC), resulting in damage to the utility line.

The utility, with the support of the Company, has developed and is proceeding with a revised deployment plan that will reduce the potential for damage to the network during electrical storms. The plan includes the integration of alternative couplers, such as capacitive, and additional equipment, such as surge protection devices, on the overhead portion of the network. The underground couplers and communication nodes were not affected.

Management believes that demonstrating a technical solution to avoid or minimize such occurrences is essential to the successful deployment of the Company’s BPL technology.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

 (d) Exhibits.

Exhibit No.

Description

4.1

Senior Secured Convertible Promissory Note due July 31, 2010.

4.2

Common Stock Purchase Warrant (Series A).

4.3

Common Stock Purchase Warrant (Series B).

10.1

Registration Rights Agreement, dated as of July 31, 2007, between Ambient Corporation and Vicis Master Capital Fund.

10.2

Securities Purchase Agreement, dated as of July 31, 2007 between Ambient Corporation and Vicis Master Capital Fund.

10.3

Security Agreement, dated as of July 31, 2007 between Ambient Corporation and Vicis Master Capital Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION
Dated: July 31, 2007	By: /s/ John Joyce
Name: John Joyce
Title: Chief Executive Officer

5